UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 15, 2006

Comtech Group, Inc.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

000-2642	52-0466460
(Commission File Number)	(IRS Employer Identification No.)

c/o Comtech Group, Room 10001,
Tower C, Skyworth Building,
High-Tech Industrial Park,
Nanshan, Shenzhen 5180, PRC

(Address of principal executive offices and zip Code)

011-86-755-267-4327

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 15, 2006, Comtech Group, a company incorporated under the laws of the Cayman Islands (“Comtech Cayman”) that is a majority-owned subsidiary of Comtech Group, Inc. (the “Registrant”), entered into a share purchase agreement (the “Agreement”) with ODTEK Limited (the “Seller”), a company incorporated under the laws of the British Virgin Islands, to purchase all the outstanding shares of Viewtran Technology Limited (“Viewtran”), a company incorporated under the laws of the Cayman Islands, for $7,500,000, which will be paid in four installments: $2,500,000 will be paid on closing, $1,500,000 is payable on December 31, 2006, $2,500,000 is payable on March 31, 2007, and the final $1,000,000 of which is payable on December 31, 2007. Comtech Cayman is entitled to indemnification from the Seller in amounts up to $2,500,000 for losses due to a breach of the Agreement or actions taken prior to the closing; provided that the indemnification right should survive after Closing and until December 31, 2007. Viewtran, through its wholly owned subsidiary Viewtran Technology (Shenzhen) Limited, operates as a digital media technology and solutions provider in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH GROUP, INC.

By:	/s/ Jingwei (Jeffrey) Kang

Name: Jingwei (Jeffrey) Kang Title: Chief Executive Officer

Dated: December 15, 2006

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